                                        Exhibit 23.2

Deloitte &
   Touche

Two Prudential Plaza
180 North Stetson Avenue
Chicago, Illinois   60601-6779



INDEPENDENT AUDITORS' CONSENT


Deere & Company:

We consent to the incorporation by reference in Registration Statements No. 2-76637, 2-90384, 33-24397, and 33-49740 of Deere & Company on Form S-8 of our
report dated April 1, 1994 relating to the John Deere Savings & Investment Plan, appearing in this Annual Report on Form 10-K of Deere & Company for the year ended October 31, 1993.




/s/  Deloitte & Touche
- - ----------------------

DELOITTE & TOUCHE
April 1, 1994


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